Exhibit 3.2



     ROSS MILLER
     Secretary of State
     204 North Carson Street, Ste 1
     Carson City, Nevada 89701-4299
     (775) 684 5708
     Website: secretaryofstate.biz



Articles of Merger
(PURSUANT TO NRS 92A200)
Page 1






USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

                (Pursuant to Nevada Revised Statutes Chapter 92A)
                             (excluding 92A.200(4b))

     1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

            Energroup Technologies Corporation
            ----------------------------------
            Name of merging entity

            Utah                                                    Corporation
            ----                                                    -----------
            Jurisdiction                                            Entity type*



            Name of merging entity


                                                                    Entity type*
            Jurisdiction



            Name of merging entity

                                                                    Entity type*

             Jurisdiction



            Name of merging entity
                                                                    Entity type*


            Jurisdiction

            and,

            Energroup Holdings Corporation
            ------------------------------
            Name of surviving entity

            Nevada                                                  Corporation
            ------                                                  -----------
            Jurisdiction                                            Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.
Filing Fee: $350.00
This form must be accompanied by appropriate fees.

     ROSS MILLER
     Secretary of State
     204 North Carson Street, Ste 1
     Carson City, Nevada 89701-4299
     (775) 684 5708
     Website: secretaryofstate.biz



Articles of Merger
(PURSUANT TO NRS 92A200)
Page 2




USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY


     2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

                      Attn:
                      c/o:

3) (Choose one)

     [x] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

     [_] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

     4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

            (a) Owner's approval was not required from


                 Name of merging entity, if applicable


                 Name of merging entity, if applicable


                 Name of merging entity, if applicable


                 Name of merging entity, if applicable and, or;

                 Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

     ROSS MILLER
     Secretary of State
     204 North Carson Street, Ste 1
     Carson City, Nevada 89701-4299
     (775) 684 5708
     Website: secretaryofstate.biz



Articles of Merger
(PURSUANT TO NRS 92A200)
Page 3






USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY





     (b)  The plan was approved by the required consent of the owners of *:


                   Energroup Technologies Corporation
                   ----------------------------------
                   Name of merging entity, if applicable


                   Name of merging entity, if applicable


                   Name of merging entity, if applicable


                   Name of merging entity, if applicable


                   and, or;


                   Energroup Holdings Corporation
                   ------------------------------
                   Name of surviving entity, if applicable










* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.








This form must be accompanied by appropriate fees.

     ROSS MILLER
     Secretary of State
     204 North Carson Street, Ste 1
     Carson City, Nevada 89701-4299
     (775) 684 5708
     Website: secretaryofstate.biz



Articles of Merger
(PURSUANT TO NRS 92A200)
Page 4











USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY







     (c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

          The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.




                   Name of merging entity, if applicable



                   Name of merging entity, if applicable



                   Name of merging entity, if applicable



                   Name of merging entity, if applicable


                   and, or;



                   Name of surviving entity, if applicable









  This form must be accompanied by appropriate fees.

     ROSS MILLER
     Secretary of State
     204 North Carson Street, Ste 1
     Carson City, Nevada 89701-4299
     (775) 684 5708
     Website: secretaryofstate.biz



Articles of Merger
(PURSUANT TO NRS 92A200)
Page 5











USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY



     5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

          None












     6)   Location  of Plan of Merger  (check a or b):

          [X](a) The entire plan of merger is attached;

              or,

          [_] (b)The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).



     7)   Effective date (optional)**: 8/20/07


* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

     ROSS MILLER
     Secretary of State
     204 North Carson Street, Ste 1
     Carson City, Nevada 89701-4299
     (775) 684 5708
     Website: secretaryofstate.biz



Articles of Merger
(PURSUANT TO NRS 92A200)
Page 6











USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY

     8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

          (if there are more than four merging entities, check box [_] and attach an 8 x 11 blank sheet containing the required information for each additional entity.):

                Energroup Technologies Corporation
                ----------------------------------
                Name of merging entity

                /s/Timothy P. Halter
                --------------------
                Signature                       President              8-14-07
                                                Title                  Date




                Name of merging entity
                X
                 -----------------
                Signature                       Title                  Date



                Name of merging entity
                X
                 -----------------
                Signature                       Title                  Date



                Name of merging entity
                X
                 -----------------
                Signature                       Title                  Date




                Energroup Holdings Corporation
                ------------------------------
                Name of surviving entity

                /s/Timothy P. Halter
                --------------------            President              8-14-07
                Signature                       Title                  Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.



This form must be accompanied by appropriate fees.

                               ARTICLES OF MERGER

KNOW ALL MEN BY THESE PRESENTS:

     THESE ARTICLES OF MERGER are executed and entered into as of the 14th day of August, 2007, by and between Energroup Holdings Corporation, a Nevada corporation (hereinafter referred to as "Energroup Nevada" or the "Surviving Corporation"), and Energroup Technologies Corporation, a Utah corporation (hereinafter referred to as "Energroup Utah").

                                   WITNESSETH:

                                        I
                                 Plan of Merger

     Pursuant to these Articles of Merger, it is intended and agreed that effective on August 20, 2007 Energroup Utah will be merged into Energroup Nevada solely for the purpose of changing the domicile of Energroup Utah. Energroup Nevada shall be the Surviving Corporation and each share of Energroup Utah common stock outstanding on the effective date of the merger (after giving effect to the 1-for-7 reverse stock split of the issued and outstanding shares of Energroup Utah) shall be converted into one share of Energroup Nevada common stock. The name of the Surviving Corporation shall be "Energroup Holdings Corporation." The terms, conditions, and understandings of the merger are set forth in the Plan of Merger between Energroup Nevada and Energroup Utah, dated of even date herewith, a copy of which is attached hereto as Exhibit A.

                                       II
                     Certificate of Incorporation and Bylaws

     On the consummation of the merger, the articles of incorporation and bylaws of Energroup Nevada shall be the articles of incorporation and bylaws of the Surviving Corporation.

                                       III
              Authorized and Outstanding Shares of Energroup Nevada

     Energroup Nevada has authorized 10,000,000 shares of preferred stock, par value $0.001, none of which is outstanding, and 100,000,000 shares of common voting stock, $0.001 par value, 1,000 shares of which were issued and outstanding on the record date. Each of the shares is entitled to one vote.

                                       IV
               Authorized and Outstanding Shares of Energroup Utah

     Energroup Utah has authorized 50,000,000 shares of common stock, par value $0.001, of which 13,497,421 shares were issued and outstanding on July 9, 2007, the record date. Each of the shares is entitled to one vote.

                                        V
           Approval by Directors and Shareholders of Energroup Nevada

     The board of directors of Energroup Nevada has approved the adoption of the Plan of Merger and the performance of its terms. All 1,000 shares of common stock of Energroup Nevada were voted in favor of entering into the Plan of Merger with no shares of common stock of Energroup Nevada dissenting. Such shares were voted individually and not as a class. The shares voted in favor of the Plan of Merger represented all issued and outstanding shares of Energroup Nevada and the Plan of Merger was duly approved by the shareholders of Energroup Nevada.

                                       VI
             Approval by Directors and Shareholder of Energroup Utah

     The board of directors of Energroup Utah approved the adoption of the Plan of Merger and the performance of its terms. Of the 13,497,421 shares of common stock of Energroup Utah issued and outstanding on the record date of July 9, 2007, at a Special Meeting of Shareholders held August 14, 2007, 11,200,000 of such shares were voted in favor of entering into the Plan of Merger. The shares voted in favor of the Plan of Merger represented a majority of the total issued and outstanding shares of Energroup Utah on the record date and the Plan of Merger was duly approved by the Energroup Utah shareholders.

                                       VII
                        Undertakings of Energroup Nevada

     Energroup Nevada agrees that it will comply with the provisions of the Utah Revised Business Corporation Act with respect to foreign corporations if it is to transact business in Utah, and hereby agrees with the Secretary of State of Utah as follows:

          (1) Energroup Nevada may be served with process in Utah in any proceeding for the enforcement of any obligation of Energroup Utah and in any proceeding for the enforcement of the rights of a dissenting shareholder of Energroup Utah against the surviving or new corporation.

          (2) Energroup Nevada authorizes service of process on it, in connection with any such proceeding, by registered or certified mail return receipt requested, to the address of its principal office at 12890 Hilltop Road, Argyle, Texas 76226, or as last changed by notice delivered to the division for filing

          (3) Energroup Nevada shall promptly pay to the dissenting shareholders of Energroup Utah the amount, if any, to which they shall be entitled under the provisions of the Utah Revised Business Corporation Act with respect to the rights of dissenting shareholders.

     IN  WITNESS  WHEREOF,  the  undersigned   corporations,   acting  by  their
respective presidents, have executed these Articles of Merger as of the date first above written.

                 Energroup Nevada:            Energroup Holdings Corporation
                                              A Nevada Corporation


                                              By /s/ Timothy P. Halter
                                                 ---------------------
                                              Timothy P. Halter, President

                 Energroup Utah:              Energroup Technologies Corporation
                                              A Utah Corporation


                                              By /s/ Timothy P. Halter
                                                 ---------------------
                                              Timothy P. Halter, President

                                                                       Exhibit A

                                 PLAN OF MERGER

     THIS PLAN OF MERGER, dated as of August 14, 2007, is made and entered into by and between Energroup Technologies Corporation, a Utah corporation ("Energroup-Utah"), and Energroup Holdings Corporation, a Nevada corporation ("Energroup-Nevada"). Energroup-Nevada is sometimes hereinafter referred to as the "Surviving Corporation", and Energroup-Nevada and Energroup-Utah are sometimes hereinafter collectively referred to as the "Constituent Corporations."

                                   WITNESSETH

     WHEREAS, Energroup-Utah is a corporation duly organized and existing under the laws of the state of Utah, having an authorized capital of 50,000,000 shares of common stock, par value $0.001 (the "Common Stock of Energroup-Utah"), of which 13,497,421 shares are issued and outstanding and of which approximately 1,928,203 shares will be outstanding following implementation of a 1-for-7 reverse stock split of Energroup-Utah's issued and outstanding shares to be effective immediately prior to the Merger; and

     WHEREAS, Energroup-Nevada is a corporation duly organized and existing under the laws of the state of Nevada, having an authorized capital of 10,000,000 shares of preferred stock, par value $0.001, none of which is outstanding, and 100,000,000 shares of common stock, par value $0.001 (the
"Common Stock of Energroup-Nevada"), of which 1,000 shares are issued and outstanding as of the date hereof; and

     WHEREAS, Energroup-Nevada was formed by Energroup-Utah for the express purpose of changing the state of incorporation of Energroup-Utah from Utah to Nevada and, in connection therewith, changing the name of Energroup-Utah to Energroup Holdings Corporation; and

     WHEREAS, the respective boards of directors of Energroup-Utah and Energroup-Nevada have each duly approved this Plan of Merger (the "Plan") providing for the merger of Energroup-Utah with and into Energroup-Nevada and the conversion of each share of Energroup-Utah common stock outstanding on the effective date of the merger into one share of Energroup-Nevada common stock, all as authorized by the statutes of Nevada and Utah; and

     WHEREAS,   Energroup-Utah  owns  all  the  issued  and  outstanding  voting securities of Energroup-Nevada;

     NOW THEREFORE, based on the foregoing premises and in consideration of the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger and the manner and basis of causing the shares of Common Stock of Energroup-Utah to be converted into shares of Common Stock of Energroup-Nevada and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                                    Article I

                    Merger and Name of Surviving Corporation

     On the effective date of the merger, Energroup-Nevada and Energroup-Utah shall cease to exist separately and Energroup-Utah shall be merged with and into Energroup-Nevada, which is hereby designated as the "Surviving Corporation," the name of which on and after the effective date of the merger shall be "Energroup Holdings Corporation," or such other name as may be available and to which the parties may agree.

                                   Article II

                         Terms and Conditions of Merger

     The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:

(a)  On the effective date of the merger:

          (i) Energroup-Utah shall be merged into Energroup-Nevada to form a single corporation and Energroup-Nevada shall be and is designated herein as the Surviving Corporation;

          (ii) the separate existence of Energroup-Utah shall cease;

          (iii) the Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation organized under the laws of Nevada; and

          (iv) the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as a private nature, of each of the Constituent Corporations; and all property, real personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either constituent Corporation shall not revert or be in any way impaired by reason of the merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of either of the Constituent Corporations; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the merger.

          (b) The board of directors of the Surviving Corporation and the members thereof, shall be and consist of the sole director of
          Energroup-Nevada, who currently serves in such position. Such sole director currently serves as a director of Energroup-Utah and was appointed as the sole director of Energroup-Nevada in connection with its organization. The sole director shall serve thereafter in accordance with the bylaws of the Surviving Corporation and until his respective successor or successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

          (c) The officers of the Surviving Corporation shall be and consist of the officers of Energroup-Nevada who were appointed by its sole director in connection with the organization of Energroup-Nevada. Such officers shall serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Nevada.

     If on the effective date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided in the bylaws of the Surviving Corporation and the laws of the state of Nevada.

                                   Article III

                      Manner and Basis of Converting Shares

     The manner and basis of converting the shares of Common Stock of Energroup-Utah into shares of the Common Stock of Energroup-Nevada, and the mode of carrying the merger into effect are as follows:

(a) Each share of Common Stock of Energroup-Utah outstanding on the effective date of the merger shall, without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Common Stock of Energroup-Nevada, so that the approximately 1,928,203 shares of Common Stock of Energroup-Utah outstanding following implementation of the 1-for-7 reverse stock split are converted into an aggregate of approximately 1,928,203 shares of
Common Stock of Energroup-Nevada, which shares of Common Stock of Energroup-Nevada shall thereupon be duly and validly issued and outstanding, fully paid, and nonassessable, and shall not be liable to any further call, nor shall the holders thereof be liable for any further payments with respect thereto. After the effective date of the merger, each holder of an outstanding certificate which prior thereto represented shares of the Common Stock of Energroup-Utah shall be entitled on surrender thereof to the transfer and exchange agent of Energroup-Nevada, to receive in exchange therefor a certificate or certificates representing the number of whole shares of Common Stock of Energroup-Nevada into which the shares of Common Stock of Energroup-Utah so surrendered shall have been converted as set forth above, in such denominations and registered in such names as such holder may request. Until so surrendered, each such outstanding certificate which, prior to the effective date of the merger, represented shares of the Common Stock of Energroup-Utah shall for all purposes evidence the ownership of the shares of Common Stock of Energroup-Nevada into which such shares shall have been converted; provided, that dividends or other distributions which are payable in respect to shares of Common Stock of Energroup-Nevada into which shares of Common Stock of Energroup-Utah shall have been converted shall be set aside by Energroup-Nevada and shall not be paid to holders of certificates, representing such shares of Common Stock of Energroup-Utah until such certificates shall have been surrendered in exchange for certificates representing shares of Common Stock of Energroup-Nevada, and on such surrender, holders of such shares shall be entitled to receive such dividends or other distributions without interest.

(c) All shares of Common Stock of Energroup-Nevada into which shares of the Common Stock of Energroup-Utah shall have been converted pursuant to this
Article III shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of Energroup-Utah.

(d) If any certificate for shares of Common Stock of Energroup-Nevada is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to Energroup-Nevada or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Common Stock of Energroup-Nevada in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Energroup-Nevada or any agent designated by it that such tax has been paid or is not payable.

(e) The 1,000 shares of Common Stock of Energroup-Nevada held by Energroup-Utah shall be canceled and returned to the status of authorized and unissued shares.

                                   Article IV

                      Articles of Incorporation and Bylaws

     1. The articles of incorporation of Energroup-Nevada shall, on the merger becoming effective, be and constitute the certificate of incorporation of the Surviving Corporation unless and until amended in the manner provided by law.

     2. The bylaws of Energroup-Nevada shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation unless and until amended in the manner provided by law.

                                    Article V

                     Other Provisions With Respect to Merger

     This Plan shall be submitted to the shareholders of each of the Constituent Corporations for their approval as provided by the laws of the states of Nevada and Utah. After the approval or adoption thereof by the shareholders of each Constituent Corporation in accordance with the requirements of the laws of the states of Nevada and Utah, all required documents shall be executed, filed, and recorded in accordance with all requirements of the states of Nevada and Utah.

                                   Article VI

        Approval and Effective Date of the Merger; Miscellaneous Matters

     1. The merger shall become effective on August 20, 2007, following the 1-for-7 reverse stock split of the issued and outstanding shares of common stock of Energroup-Utah, subject to completion of all of the following actions:

(a) This Plan shall have been authorized, adopted, and approved on behalf of the Constituent Corporations in accordance with the laws of the states of Nevada and Utah; and

(b) Articles of Merger (with this Plan attached as part thereof), or a Certificate of Merger setting forth the information required by, and executed and certified in accordance with, the laws of the states of Nevada and Utah, shall be filed in the appropriate offices of the states of Nevada and Utah.

     2. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of Energroup-Utah or Energroup-Nevada acquired or to be acquired by or as a result of the merger, the officers and directors of Energroup-Utah or Energroup-Nevada or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving Corporation and otherwise carry out the purpose of the merger and the terms of this Plan.

     3. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument and all such counterparts together shall be considered one instrument.

     4. This Plan shall be governed by and construed in accordance with the applicable laws of the states of Nevada and Utah.

     5. This Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

     IN WITNESS WHEREOF, each Constituent Corporation has caused this Plan of Merger to be executed, all as of the date first above written.

                                              Energroup Technologies Corporation


                                              By /s/ Timothy P. Halter
                                                 ---------------------
                                              Timothy P. Halter, President

                                              Energroup Holdings Corporation


                                              By /s/ Timothy P. Halter
                                                 ---------------------
                                              Timothy P. Halter, President




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